Exhibit 10.1
FIRST AMENDMENT TO CREDIT AGREEMENT
     FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”), dated as of July 15, 2009, among TOWN SPORTS INTERNATIONAL HOLDINGS, INC., a Delaware corporation (“Holdings”), TOWN SPORTS INTERNATIONAL, LLC, a New York limited liability company (the “Borrower”), the lenders from time to time party to the Credit Agreement referred to below (each a “Lender” and, collectively, the “Lenders”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement referred to below are used herein as therein defined.
W I T N E S S E T H:
     WHEREAS, Holdings, the Borrower, the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of February 27, 2007 (as amended, modified and supplemented through, but not including, the date hereof, the “Credit Agreement”); and
     WHEREAS, subject to the terms and conditions set forth herein, the parties hereto wish to amend certain provisions of the Credit Agreement as provided herein;
     NOW, THEREFORE, it is agreed;
A.	Reduction of Total Revolving Loan Commitment
     On the First Amendment Effective (as defined below) (and immediately after giving effect thereto), the Borrower hereby agrees that the Total Revolving Loan Commitment shall be permanently reduced to $63,750,000 (as such amount may be further reduced from time to time in accordance with the terms of the Credit Agreement), and with such reduction to proportionately and permanently reduce the Revolving Loan Commitment of each RL Lender.
B.	Amendment to the Credit Agreement
     1. The definition of “Consolidated EBITDA” appearing in Section 11.01 of the Credit Agreement is hereby deleted in its entirety and the following new definition is inserted in lieu thereof:
“Consolidated EBITDA” shall mean, for any period, Consolidated EBIT for such period, adjusted by (x) adding thereto (i) the amount of all amortization of intangibles and depreciation to the extent that same was deducted in arriving at Consolidated Net Income for such period, (ii) the amount of all Transaction Expenses to the extent that same were deducted in arriving at Consolidated Net Income for such period, (iii) the amount of all deferred rent expense to the extent that same was deducted in arriving at Consolidated Net Income for such period, (iv) the amount of all non-cash deferred compensation expense resulting from the issuance of capital stock, stock options or stock appreciation rights to former or current directors, officers or employees of Holdings or any Subsidiary of Holdings, or the exercise of such options or rights, in each case, to the extent that same were deducted in arriving at Consolidated Net Income for such period, (v) the amount of all non-cash deferred compensation expense resulting from the repurchase of capital stock, options and rights described in preceding clause (iv) of this definition to the extent that same were deducted in arriving at Consolidated Net Income for such period, (vi) the amount of all non-cash charges resulting from discontinued operations to the extent otherwise permitted by FAS 141 to the extent that same were deducted in arriving at Consolidated Net Income for such period, (vii) solely for purposes of determining compliance with Section 9.07 for the respective period, the amount of all non-cash charges relating to the impairment or write-down of fixed assets, intangible assets or goodwill for such period and (viii) the amount of all transaction fees and expenses incurred in connection with the issuance of any Replacement Holdings Notes or Borrower Notes and the related refinancing of any Existing Holdings Notes to the extent that such fees and expenses were deducted in arriving at Consolidated Net Income for such period and were paid for with the proceeds from the issuance of such Replacement Holdings Notes or Borrower Notes, and (y) subtracting therefrom (i) the amount of any payment of rent during such period that was deferred in a previous period to the extent not otherwise deducted in arriving at Consolidated Net Income for such current period and (ii) the amount of all cash payments and cash charges made during such period relating to any non-cash charges taken in a previous period pursuant to preceding clause (x)(vi) to the extent not otherwise deducted in arriving at the Consolidated Net Income for such current period; it being understood that in determining the Total Leverage Ratio, Consolidated EBITDA for any period shall be calculated on a Pro Forma Basis to give effect to any Acquired Entity or Business acquired during such period pursuant to a Permitted Acquisition and not subsequently sold or otherwise disposed of by Holdings or any of its Subsidiaries during such period and to any Significant Asset Sale during such period.
C.	Miscellaneous Provisions
     1. In order to induce the Lenders to enter into this First Amendment, Holdings and the Borrower hereby represent and warrant to each of the Lenders that (i) all of the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects on and as of the First Amendment Effective Date (as defined below), both before and after giving effect to this First Amendment (unless such representations and warranties relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), and (ii) there exists no Default or Event of Default on the First Amendment Effective Date, both before and after giving effect to this First Amendment.
     2. This First Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.
     3. This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.
     4. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
     5. This First Amendment shall become effective on the date (the “First Amendment Effective Date”) when (x) Holdings, the Borrower and the Majority Lenders holding outstanding Revolving Obligations (or Revolving Loan Commitments in respect thereof) shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036 Attention: May Yip-Daniels (facsimile number 212-354-8113) and (y) the Administrative Agent shall have received from the Borrower by wire transfer of immediately available funds, for the account of each RL Lender who has consented to this First Amendment by signing a counterpart hereof and delivering the same as provided in preceding clause (x) on or prior to the First Amendment Effective Date, a fee equal to 0.35% of the Revolving Loan Commitment of each such RL Lender as of the First Amendment Effective Date (before giving effect to the reduction of the Total Revolving Loan Commitment pursuant to this First Amendment).
     6. From and after the First Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby on the First Amendment Effective Date.
* * *

     IN WITNESS WHEREOF, the undersigned have caused this First Amendment to be duly executed and delivered as of the date first above written.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
By:	/s/ Daniel Gallagher
Title: Chief Financial Officer

TOWN SPORTS INTERNATIONAL, LLC
By:	/s/ Daniel Gallagher
Title: Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS, Individually and as Administrative Agent
By:	/s/ Scottye D. Lindsey
Title: Director

By:	/s/ Erin Morrissey
Title: Vice President

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG TOWN SPORTS INTERNATIONAL HOLDINGS, INC., TOWN SPORTS INTERNATIONAL, LLC, THE LENDERS FROM TIME TO TIME PARTY TO THE CREDIT AGREEMENT, AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION: BANK OF AMERICAS, N.A.
By:	/s/ Jana L. Baker
Title: Vice President

CITIBANK, N.A.
By:	/S/ Kate Kang
Title: Director

CREDIT SUISSE, CAYMAN ISLANDS BRANCH
By:	/s/ Nupur Kumar
Title: Vice President

By:	/s/ Karl Studer
Title: Director

KEYBANK, NATIONAL ASSOCIATION
By:	/S/ Thomas A. Crandell
Title: Senior Vice President